EXHIBIT 10.4

Restricted Stock Award

Granted by

DIME COMMUNITY BANCSHARES, INC.

under the

DIME COMMUNITY BANCSHARES, INC.
2020 EQUITY INCENTIVE PLAN

This restricted stock agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Equity Incentive Plan (the “Plan”) of Dime Community Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.   Name of Participant:  ____________________________
2.   Date of Grant:  __________________________________

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: __________

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award shall vest on:

Vesting Date Number of Shares Vesting

[date] [number]
[date] [number]
[date] [number]
[date] [number]

5.
Grant of Restricted Stock Award.  The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

6.	Terms and Conditions.
Voting rights appurtenant to the Stock subject to this Restricted Stock Award, shall be exercised consistent with the recommendation of the Board of Directors to shareholders for each matter for which a recommendation is made and by the Committee in its discretion in all other cases.
Any cash dividends or distributions declared with respect to shares of Stock subject to this Restricted Stock Award will be distributed to the Participant at the time paid by the Company.  Any stock dividends declared and paid with respect to shares of Stock subject to this Restricted Stock Award will be issued subject to the same restrictions and the same vesting schedule as the underlying share of Stock on which the dividend was declared.
7.
Delivery of Shares.  Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Change in Control.

8.1	In the event of the Participant’s Involuntary Termination following a Change in Control, all Restricted Stock Awards subject to this Agreement will become fully vested.

8.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

9.
Adjustment Provisions.  This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

10.	Effect of Termination of Service on Restricted Stock Award.
10.1	This Restricted Stock Award will vest as follows:
(i)	Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested shares of Restricted Stock subject to this Agreement will vest.

(ii)	Disability. In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested shares of Restricted Stock subject to this Agreement will vest.
(iii)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Restricted Stock subject to this Agreement that has not vested will expire and be forfeited.
(iv)
Other Termination.  If the event of the Participant’s Termination of Service for any reason other than due to death, Disability or for Cause, all shares of  Restricted Stock subject to this Agreement which have not vested as of the date of Termination of Service will expire and be forfeited.

11.      Miscellaneous.
11.1	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.
11.2	A Restricted Stock Award is not transferable prior to the time such Award vests in the Participant.
11.3	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of New York.
11.4
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

11.5	All Awards under this Plan are subject to required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company.
11.6
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment or service at any time, nor confer upon you any right to continue in the employ or service of the Company or any Affiliate.

11.7	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.
DIME COMMUNITY BANCSHARES, INC.
By: __________________________________
Its: ___________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.
PARTICIPANT

__________________________________

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